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                                                                   Exhibit 10.53

                             EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is dated December 11, 2000 by and between Incara Pharmaceuticals Corporation, a Delaware corporation having a place of business at 3200 East Highway 54, Cape Fear Building, Suite 300, Post Office Box 14287, Research Triangle Park, North Carolina, 27709-4287 (the "Corporation"), and Clayton I. Duncan, an individual residing at 12465 Creedmoor Road, Raleigh, North Carolina, 27614 ("Employee").

                             W I T N E S S E T H:

     WHEREAS, the Corporation has employed and desires to continue to employ the Employee as Chairman of the Board of Directors, President and Chief Executive Officer, and the Employee desires to continue to be employed by the Corporation as Chairman of the Board of Directors, President and Chief Executive Officer, all pursuant to the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained and other good and valuable consideration the receipt of which is hereby acknowledged, the parties agree as follows:


1.   EMPLOYMENT; DUTIES
     ------------------

     (A) The Corporation engages and employs the Employee, and the Employee hereby accepts engagement and employment, as President and Chief Executive Officer, to direct, supervise and have responsibility for the daily operations of the Corporation, including, but not limited to: (i) directing and supervising the business and research and development efforts of the Corporation and its subsidiaries; (ii) managing the other executives and personnel of the Corporation and any subsidiaries of the Corporation including acting as president and chief executive officer of such subsidiaries; (iii) evaluating, negotiating, structuring and implementing business transactions with the Corporation's and its subsidiaries, licensees, customers and suppliers; (iv) attending meetings of the Board of Directors of the Corporation; (v) raising or assisting in raising capital for the Corporation and its subsidiaries; and performing such other services and duties as the Board of Directors of the Corporation shall determine. The Corporation agrees to continue to nominate Employee, during the term of this Agreement, as a Director of the Corporation.

     (B) The Employee shall perform his duties hereunder from the Corporation's executive offices in North Carolina, provided, however, that the Employee acknowledges and agrees that the performance by the Employee of his duties hereunder may require significant domestic and international travel by the Employee.

     (C) The Employee shall devote such of his time and efforts as shall be necessary to the proper discharge of his duties and responsibilities under this Agreement.

2.   TERM
     ----

     The Employee's employment hereunder shall be for a term of three years commencing on January 1, 2001 and continuing through December 31, 2003.

3.   COMPENSATION
     ------------

     (A) As compensation for the performance of his duties under this Agreement, the Employee shall be compensated as follows:
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Employee Agreement
Clayton I. Duncan
December 11, 2000
Page 2


          (i) The Employee shall be granted options to purchase shares of Common Stock of the Corporation as deemed appropriate by the Board of Directors or its Compensation Committee. To the maximum extent permitted by law, the stock options shall be incentive stock options.

          (ii) Effective January 1, 2001, the Corporation shall pay the Employee an annual base salary ("Base Salary") of Three Hundred Sixty Thousand Dollars ($360,000), payable in accordance with the usual payroll period of the Corporation. Base Salary will be subject to an annual review in the sole discretion of the Board of Directors or its Compensation Committee, provided that the Base Salary may not be adjusted downward;

          (iii) The Corporation shall pay the Employee bonuses, the amount of which shall be in the discretion of the Corporation, upon the achievement of substantial milestones to be mutually agreed upon from time to time by the Board of Directors or its Compensation Committee and the Employee.

          (iv) The Corporation shall withhold all applicable federal, state and local taxes, social security and workers' compensation contributions and such other amounts as may be required by law and any additional amounts agreed upon by the parties with respect to the compensation payable to the Employee pursuant to section 3(A) hereof.

     (B) The Corporation shall reimburse the Employee for all normal, usual and necessary expenses incurred by the Employee in furtherance of the business and affairs of the Corporation, including reasonable travel and entertainment, against receipt by the Corporation of appropriate vouchers or other proof of the Employee's expenditures and otherwise in accordance with such Expense Reimbursement Policy as may from time to time be adopted by the Board of Directors of the Corporation.

     (C) The Employee shall be, during the term of this Agreement, entitled to vacation time of four (4) weeks per year.

     (D) The Corporation shall make available to the Employee and his dependents, such medical, disability, life insurance and such other health benefits as the Corporation makes available to its senior officers and directors.


4.   REPRESENTATIONS AND WARRANTIES BY THE EMPLOYEE AND CORPORATION
     --------------------------------------------------------------

     The Employee hereby represents and warrants to the Corporation as follows:

     (A) Neither the execution and delivery of this Agreement nor the performance by the Employee of his duties and other obligations hereunder violate or will violate any statute, law, determination or award, or conflict with or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) any prior employment agreement, contract, or other instrument to which the Employee is a party or by which he is bound.

     (B) The Employee has the full right, power and legal capacity to enter and deliver this Agreement and to perform his duties and other obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Employee enforceable against him in accordance with its terms. No approvals or consents of any persons or entities are required for the Employee to execute and deliver this Agreement or perform his duties and other obligations hereunder.

     (C) The Employee understands that some or all of the stock issuable upon exercise of the Options received by the Employee pursuant to section 3(A) hereof may not be registered under the Securities Act of 1933 (the "1933 Act"), and acknowledges that he may be obligated to agree, as a condition to the issuance thereof, that he will acquire such stock for his own account for investment and not with a view to, or for resale in connection with a distribution thereof, and will bear the economic risk of his investment in such stock for an indefinite period of time.
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Employee Agreement
Clayton I. Duncan
December 11, 2000
Page 3


     (D) The Corporation hereby represents and warrants to the Employee as follows:

          (i) The Corporation is duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own its properties and conduct its business in the manner presently contemplated.

          (ii) The Corporation has full power and authority to enter into this Agreement and to incur and perform its obligations hereunder.

          (iii) The execution, delivery and performance by the Corporation of this Agreement does not conflict with or result in a breach or violation of, or constitute a default under (whether immediately, upon the giving of notice or lapse of time or both) the certificate of incorporation or by-laws of the Corporation, or any agreement or instrument to which the Corporation is a party or by which the Corporation or any of its properties may be bound or affected.


5.   NON-COMPETITION
     ---------------

     (A) The Employee understands and recognizes that his services to the Corporation are special and unique and agrees that, during the term of this Agreement and, unless such termination is by the Employee pursuant to 7(A)(iv) below, for a period of one (1) year from the date of termination of his employment hereunder, he shall not in any manner, directly or indirectly, on behalf of himself or any person, firm, partnership, joint venture, corporation or other business entity ("Person"), enter into or engage in any business engaged in the development or commercialization of products directly competitive with products of the Corporation, including products under development by the Corporation, either as an individual for his own account, or as a partner, joint venturer, executive, agent, consultant, salesperson, officer, director or shareholder of a Person operating or intending to operate in the areas of therapeutics for inflammatory bowel disease, or the treatment of diseases by drugs which act through the modulation of superoxide dismutase, or cell therapy for liver diseases, or any additional areas of research or other business in which the Corporation is engaged, within the geographic area of the Corporation's business. This Paragraph 5(A) shall not be construed to prohibit the ownership by Employee of not more than 1% of the capital stock of any corporation engaged in any of the foregoing businesses which has a class of securities registered pursuant to the Securities Exchange Act of 1934.

     (B) During the term of this Agreement and for one (1) year thereafter, Employee shall not, directly or indirectly, without the prior written consent of the Corporation solicit or induce any employee of the Corporation or any affiliate to leave the employ of the Corporation or any affiliate or hire for any purpose any employee of the Corporation or any affiliate or any employee who has left the employment of the Corporation or any affiliate within six months of the termination of said employee's employment with the Corporation; or

     (C) In the event that the Employee breaches any provisions of this Section 5 or there is a threatened breach, then, in addition to any other rights which the Corporation may have, the Corporation shall be entitled, without the posting of a bond or other security, to injunctive relief to enforce the restrictions contained herein. In the event that an actual proceeding is brought in equity to enforce the provisions of this Section 5, the Employee shall not urge as a defense that there is an adequate remedy at law nor shall the Corporation be prevented from seeking any other remedies which may be available.

6.   CONFIDENTIAL INFORMATION
     ------------------------

     The Employee agrees that during the course of his employment or at any time after termination, he will not disclose or make accessible to any other person, the Corporation's products, services and technology, both current and under development, promotion and marketing programs, lists, trade secrets and other confidential and
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Employee Agreement
Clayton I. Duncan
December 11, 2000
Page 4

proprietary business information of the Corporation or any of its clients. The Employee agrees: (i) not to use any such information for himself or others; and
(ii) not to take any such material or reproductions thereof for the corporations facilities at any time during his employment by the Corporation, except as required in the Employee's duties to the Corporation. The Employee agrees immediately to return all such material and reproductions thereof in his possession to the Corporation upon request and in any event upon termination of employment.

     (A) Except with prior written authorization by the Corporation, the Employee agrees not to disclose or publish any of the confidential, technical or business information or material of the Corporation, its clients or any other party to whom the Corporation owes an obligation of confidence, at any time during or after his employment with the Corporation.

     (B) Employee hereby assigns to the Corporation all right, title and interest he may have or acquire in all inventions (including patent rights) developed by the Employee during the term of this Agreement ("Inventions") and agrees that all Inventions shall be the sole property of the Corporation and its assigns, and the Corporation and its assigns shall be the sole owner of all patents, copyrights and other rights in connection therewith. Employee further agrees to assist the Corporation in every proper way (but at the Corporation's expense) to obtain and from time to time enforce patents, copyrights or other rights on said Inventions in any and all countries.


7.   TERMINATION
     -----------

     (A) The Employee's employment pursuant to this Agreement shall begin as of January 1, 2001 and shall continue for the period set forth in Section 2 hereof unless sooner terminated upon the first to occur of the following events:

          (i)    The death of the Employee;

          (ii) Termination by the Board upon thirty (30) days prior written notice because of any physical or mental incapacity which has or will prevent Employee from properly performing his duties under this Agreement for more than ninety (90) days in any one (1) year period.

          (iii) Termination by the Board of Directors of the Corporation for just cause. Any of the following actions by the Employee shall constitute just cause:

                 (a) Material breach by the Employee of Section 5 or Section 6 of this Agreement;

                 (b) Material breach by the Employee of any provision of this Agreement other than Section 5 or Section 6 or the willful or reckless failure by Employee to perform his duties hereunder which breach or failure is not cured by the Employee within fifteen (15) days notice thereof from the Corporation; or

                 (c) The commission by the Employee of an act of fraud or theft against the Company or any of its subsidiaries, or the conviction of Employee of any criminal act;

          (iv) Termination by the Employee for just cause. Any of the following actions or omissions by the Corporation shall constitute just cause:

                 (a) Material breach by the Corporation of any provision of this Agreement which is not cured by the Corporation within fifteen (15) days notice thereof from the Employee; or

                 (b) Any action by the Corporation to intentionally harm the Employee;

          (v) Termination by the Board of Directors of the Corporation without just cause.
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Employee Agreement
Clayton I. Duncan
December 11, 2000
Page 5


     (B)  Upon termination, Employee will be entitled to the following:

          (i)    Upon termination by the Board without just cause pursuant to
Section 7(A)(v) or by Employee for just cause pursuant to Section 7(A)(iv) or upon termination resulting from Employee's death pursuant to Section 7(A)(i) or from Employee's disability pursuant to Section 7(A)(ii), Employee (or his estate in the event of a termination pursuant to Section 7(A)(i)) will be entitled to the following:

                 (a)  all vested compensation then due and owing;

                 (b) as of the date of the termination, the Corporation will pay either in a lump sum or in equal monthly payments over a period of twelve
(12) months, at the option of the Corporation, the total sum of the Base Salary for a period of twelve (12) months and a bonus equal to a percentage of the annual Base Salary, which percentage is equal to the average of the actual annual bonus percentage for the two (2) years immediately prior to the date of the termination ("Average Annual Bonus");

                 (c) Corporation will continue to pay for his, or his heirs', COBRA premiums and the premium for his executive disability insurance coverage, if applicable, for a period of eighteen (18) months commencing as of the date of termination; and

                 (d) any options to acquire the common stock of the Corporation in which Employee has not yet fully vested as of the date of termination will be deemed to vest and be exercisable on the termination date to the extent they would have vested as if he had continued to be employed by the Corporation, for one (1) additional year after the date of termination, provided however, that any options that were granted on or after October 24, 2000, will be deemed to be fully vested and exercisable on the termination date if termination is due to the death of the Employee.


8.   NOTICES
     -------

     Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been given: when delivered personally against receipt therefor; one (1) day after being sent by Federal Express or similar overnight delivery; or three (3) days after being mailed registered or certified mail, postage prepaid, return receipt requested, to either party at the address set forth above, or to such other address as such party shall give by notice hereunder to the other party.


9.   RENEWAL OF AGREEMENT
     --------------------

     Upon expiration of the term of this Agreement, this agreement may be renewed for additional one (1) year periods by the parties by mutual written agreement.


10.  SEVERABILITY OF PROVISIONS
     --------------------------

     If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provision shall be deemed dependent upon any other covenant or provision unless so expressed herein.
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Employee Agreement
Clayton I. Duncan
December 11, 2000
Page 6


11.  ENTIRE AGREEMENT MODIFICATION
     -----------------------------

     This Agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein. No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.


12.  BINDING EFFECT
     --------------

     The rights, benefits, duties and obligations under this Agreement shall inure to, and be binding upon, the Corporation, its successors and assigns, and upon the Employee and his legal representatives. This Agreement constitutes a personal service agreement, and the performance of the Employee's obligations hereunder may not be transferred or assigned by the Employee.


13.  NON-WAIVER
     ----------

     The failure of either party to insist upon the strict performance of any of the terms, conditions and provisions of this Agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.


14.  GOVERNING LAW
     -------------

     This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware without regard to principles of conflict of laws.


15.  HEADINGS
     --------

     The headings of paragraphs are inserted for convenience and shall not affect an interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written.


                                   INCARA PHARMACEUTICALS CORPORATION

                                   By: ________________________________
                                   Name:   Richard W. Reichow
                                   Title:  Executive Vice President and
                                           Chief Financial Officer

                                   ____________________________________
                                   CLAYTON I. DUNCAN

                                   Date:_______________________________